UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934 (Amendment No.      )
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SS&C TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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SS&C TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005
       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SS&C Technologies, Inc., a Delaware corporation, will be held on Thursday, May 26, 2005 at 9:00 a.m. at the offices of SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095 for the purpose of considering and voting upon the following matters:

1.	To elect two Class III directors for the ensuing three years; and

2.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
      The board of directors has no knowledge of any other business to be transacted at the annual meeting.
      The board of directors has fixed the close of business on April 15, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.
      A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

By Order of the Board of Directors,

William C. Stone, Chairman of the Board
April 26, 2005
      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
OTHER MATTERS

SS&C TECHNOLOGIES, INC.
80 Lamberton Road
Windsor, Connecticut 06095
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 26, 2005
      This proxy statement is furnished in connection with the solicitation by the board of directors of SS&C Technologies, Inc., a Delaware corporation, of proxies for use at the annual meeting of stockholders to be held on Thursday, May 26, 2005 at 9:00 a.m. at the offices of SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095 and at any adjournments thereof. Except where the context otherwise requires, references to “SS&C,” “we” or “us” in this proxy statement will mean SS&C Technologies, Inc. and any of its subsidiaries.
      The notice of meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2004 are first being mailed or given to stockholders on or about April 29, 2005. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, Attention: Secretary.
      Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our secretary. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.
      On April 15, 2005, the record date for determination of stockholders entitled to vote at the annual meeting, 22,970,130 shares of our common stock, $0.01 par value per share, were outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting.
Votes Required
      The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for the purpose of determining whether a quorum exists at the annual meeting.
      The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Abstentions and “broker non-votes” will have no effect on the election of directors, which requires the affirmative vote of a plurality of the votes cast.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information, as of February 28, 2005, with respect to the beneficial ownership of shares of common stock, by:

•	each person known to SS&C to beneficially own more than 5% of the outstanding shares of our common stock,

•	each of our directors and nominees for director,

•	our chief executive officer and each of our four other executive officers, and

•	all executive officers, directors and nominees for director as a group.
      Unless otherwise indicated, the address of each of the stockholders listed below is c/o SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095.

	Amount and Nature of
	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Class

5% Stockholders:
William C. Stone(2)	6,315,770	27.0%
Barclays Global Investors, N.A. and affiliates(3)	1,573,975	6.9%
Other Directors and Nominees:
David W. Clark, Jr.(4)	157,500	*
Joseph H. Fisher(5)	102,850	*
William C. (Curt) Hunter	—	—
Albert L. Lord(6)	129,300	*
Patrick J. McDonnell(7)	107,500	*
Jonathan M. Schofield(8)	69,900	*
James L. Sullivan(9)	47,850	*
Other Named Executive Officers:
Normand A. Boulanger(10)	205,308	*
Patrick J. Pedonti(11)	71,499	*
Stephen V.R. Whitman(12)	21,011	*
Kevin Milne	—	—
All executive officers, directors and nominees for director as a group (12 persons)(13)	7,228,488	30.1%

*	Less than 1%

(1)	The number of shares beneficially owned by each stockholder, named executive officer, director and nominee for director is determined under rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire either currently or at any time within the 60-day period following February 28, 2005 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Includes 443,750 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(3)	The Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, N.A. and affiliates on February 14, 2005 indicates that Barclays Global Investors, N.A. beneficially owns 1,372,865 shares, Barclays Global Fund Advisors beneficially owns 146,206 shares, Barclays Bank PLC beneficially owns 54,900 shares and Palomino Limited owns 4 shares. All information in the Schedule 13G is as of December 31, 2004. The address of Barclays Global Investors, N.A. and its affiliates is 45 Fremont Street, San Francisco, CA 94105.

(4)	Consists of 45,000 shares held directly by Mr. Clark, 30,000 shares held by the David and Anna Clark Family Limited Partnership, of which Mr. Clark is a general partner, and 82,500 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005. Mr. Clark disclaims beneficial ownership of the shares held by the David and Anna Clark Family Limited Partnership except to the extent of his proportionate pecuniary interest therein.

(5)	Consists of 18,100 shares held directly by Mr. Fisher, 2,250 shares held by Linda L. Luchs, Mr. Fisher’s spouse, and 82,500 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(6)	Includes 45,000 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(7)	Consists of 43,000 shares held directly by Mr. McDonnell, 4,500 shares held by the McDonnell Company Pension Plan, of which Mr. McDonnell is a trustee, and 60,000 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005. Mr. McDonnell is not standing for reelection as a Class III director at the annual meeting.

(8)	Includes 45,000 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(9)	Includes 45,000 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005. Mr. Sullivan is not standing for reelection as a Class III director at the annual meeting.

(10)	Includes 197,808 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(11)	Includes 69,999 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.

(12)	Includes 19,361 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005 and 150 shares owned by the estate of Alexander H. Whitman, Mr. Whitman’s father, of which Mr. Whitman is co-executor. Mr. Whitman disclaims beneficial ownership of the shares held by his father’s estate.

(13)	Includes an aggregate of 1,090,918 shares subject to outstanding stock options exercisable on or within the 60-day period following February 28, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other SS&C equity securities. Based solely on our review of copies of reports filed by such persons furnished to us, we believe that during the fiscal year ended December 31, 2004, such persons complied with all Section 16(a) filing requirements.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, Attention: Secretary (860) 298-4500. If you would like to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors and Nominees for Director
      SS&C has a classified board of directors currently consisting of two Class I directors, Albert L. Lord and Jonathan M. Schofield, two Class II directors, David W. Clark, Jr. and Joseph H. Fisher, and three Class III directors, Patrick J. McDonnell, William C. Stone and James L. Sullivan. The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2006, 2007 and 2005, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring.
      In connection with the annual meeting and in accordance with our by-laws, the board of directors has reduced the number of Class III directors from three to two, effective immediately prior to the annual meeting. Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class III directors, William C. Stone and William C. (Curt) Hunter, to serve for the ensuing three-year term. Patrick J. McDonnell and James L. Sullivan are not standing for reelection as Class III directors.
      Each Class III director will be elected to hold office until the 2008 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The board of directors has no reason to believe that the nominees will be unable to serve if elected.
      For each member of the board of directors whose term of office as a director continues after the annual meeting, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he serves as a director, his age and his length of service as a director of SS&C. There are no familial relationships among any of our directors, nominees for director and executive officers.

Nominees For Terms Expiring in 2008 (Class III Directors)
      William C. (Curt) Hunter, age 57, is a nominee for election to our board of directors. Since June 2003, Dr. Hunter has served as Dean and Distinguished Professor of Finance at the School of Business at the University of Connecticut. From March 1995 through August 2003, Dr. Hunter served as Senior Vice President and Director of Research at the Federal Reserve Bank of Chicago, where he was a member of the bank’s management committee, served as the bank’s chief economic advisor and was an associate economist on the Federal Open Market Committee. Dr. Hunter currently serves as a member of the boards of directors of Xerox Corporation, a global provider of office solutions, and Nuveen Investments, an investment management firm.
      William C. Stone, age 50, founded SS&C Technologies, Inc. in 1986 and has served as chairman of SS&C’s board of directors and chief executive officer since SS&C’s inception. Mr. Stone also served as president from SS&C’s inception through April 1997 and from March 1999 through October 2004. Prior to founding SS&C, Mr. Stone directed the financial services consulting practice of KPMG LLP, an accounting firm, in Hartford, Connecticut and served as vice president of administration and special investment services at Advest, Inc., a financial services company.

Directors Whose Terms Expire in 2007 (Class II Directors)
      David W. Clark, Jr., age 67, has served on our board of directors since November 1992. Since 1991, Mr. Clark has served as the managing director of Pryor & Clark Company, a private investment and venture capital company. Mr. Clark previously served as president, chief operating officer and treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, president and chief executive officer of CompuDyne Corporation, a supplier of software systems for public safety and justice applications and a manufacturer of products used to protect federal buildings and installations, and president and chief operating officer of Lydall, Inc., a diversified manufacturer of industrial products. Mr. Clark currently serves as a member of the boards of directors of Checkpoint Systems Inc., a manufacturer of retail security systems and specialty labels, and of CompuDyne.
      Joseph H. Fisher, age 61, has served on our board of directors since January 1992. Mr. Fisher has been retired since May 1991. From 1983 through 1991, Mr. Fisher served as the managing partner of the Hartford, Connecticut office of KPMG LLP. Mr. Fisher currently serves as a member of the boards of directors of Curtis Corporation, a privately held packaging company, and the Connecticut Housing Finance Authority.

Directors Whose Terms Expire in 2006 (Class I Directors)
      Albert L. Lord, age 59, has served on our board of directors since July 2001. Since March 2005, Mr. Lord has served as the chairman and chief executive officer of SLM Holding Corp. (Sallie Mae), a provider of funding and financial services for higher education. From July 1997 through March 2005, Mr. Lord served as vice chairman and chief executive officer of Sallie Mae. From December 1993 through August 1997, he served as chief executive officer of LCL, Ltd., a financial management-consulting firm. Mr. Lord currently serves as a member of the boards of directors of SLM Holding Corp. and BearingPoint, Inc., a consulting company.
      Jonathan M. Schofield, age 64, has served on our board of directors since April 1997. Mr. Schofield has been retired since March 2001. From December 1992 through March 2001, Mr. Schofield served as chairman of the board of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 through February 2000, he also served as chief executive officer of Airbus Industrie of North America. From 1989 through 1992, Mr. Schofield served as president of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products. Mr. Schofield currently serves as a member of the board of directors of Aviall, Inc., an aviation parts and supplies distribution company, and of B/E Aerospace, Inc., a manufacturer of numerous aircraft products, and as a Trustee of Lease Investment Flight Trust (LIFT). Mr. Schofield was awarded the Legion of Honor from the French Republic in 2002.
      See “Security Ownership of Certain Beneficial Owners and Management” above for a summary of the shares of our common stock owned by each of the directors and director nominees.
Board Determination of Independence
      Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Clark, Fisher, Lord, McDonnell, Schofield or Sullivan has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules.
Board Meetings and Attendance
      The board of directors met six times during 2004, either in person or by teleconference. During 2004, each director attended at least 75% of the meetings of the board of directors and of the committees on which he then served.
Director Attendance at Annual Meetings of Stockholders
      Although we do not have a formal policy with respect to director attendance at annual meetings of stockholders, we try to schedule a regular meeting of the board each year on the same date as the annual meeting to facilitate director attendance. All of our directors attended the 2004 annual meeting of stockholders.
Board Committees
      The board of directors has established three standing committees — audit, compensation and nominating — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted under “Corporate Governance” in the “Investor Information” section of our website, www.ssctech.com.
      The board of directors has determined that all of the members of each of its three standing committees are “independent” as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee
      The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and our registered public accounting firm SS&C’s annual and quarterly financial statements and related disclosures;

•	monitoring SS&C’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies for the receipt and retention of accounting-related complaints and concerns; and

•	preparing the audit committee report required by SEC rules.
      The audit committee met five times during 2004. The current members of the audit committee are Joseph H. Fisher (Chairman), Patrick J. McDonnell and James L. Sullivan. The board of directors has determined that each of Messrs. Fisher, McDonnell and Sullivan is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee
      The compensation committee’s responsibilities include:

•	establishing the compensation of, and compensation policies applicable to, our chief executive officer;

•	establishing the compensation of, and compensation policies applicable to, our other executive officers;

•	overseeing and administering SS&C’s cash and equity incentive plans; and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
      The compensation committee met once during 2004. The current members of the compensation committee are Messrs. Clark, Lord and Schofield (Chairman).

Nominating Committee
      The responsibilities of the nominating committee include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election to the board and to each of the board’s committees; and

•	overseeing the evaluation of the board of directors.
      The current members of the nominating committee are Messrs. Clark (Chairman), Fisher and Lord.
Director Candidates
      The process followed by the nominating committee to identify and evaluate director candidates includes requests to board members, management and others for recommendations. If appropriate, the nominating committee intends to evaluate biographical information and background material relating to potential candidates and interview selected candidates.
      In considering whether to recommend any particular candidate for inclusion in the board of directors slate of recommended director nominees, the nominating committee considers criteria established by the committee, including the candidate’s integrity, business acumen, knowledge of SS&C’s business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The nominating committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.
      Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating Committee, c/o Stephen V. R. Whitman, Secretary, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating committee or the board of directors, by following the procedures set forth below under “Stockholder Proposals for 2006 Annual Meeting.” The required notice must set forth the nominee’s name, age, business address and, if known, residence address and principal occupation or employment, the number of shares of stock of SS&C which are beneficially owned by such nominee, and any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected. The notice must also include the name and address, as they appear on SS&C’s books, of the stockholder providing the notice and the class and number of SS&C shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a member of our board of directors.
      At the annual meeting, stockholders will be asked to consider the election of William C. (Curt) Hunter, who has been nominated for election as a director for the first time. Dr. Hunter was originally proposed to the nominating committee by Mr. Stone, our chief executive officer, and the board determined to include him among its nominees.

Communicating with the Independent Directors
      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating committee, in consultation with the general counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Stephen V. R. Whitman, Secretary, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095.
Code of Business Conduct and Ethics
      Upon the recommendation of our audit committee, our board of directors has adopted a code of business conduct and ethics that applies to all of our executive officers, directors and employees. We have posted a current copy of our code under “Corporate Governance” in the “Investor Information” section of our website, www.ssctech.com. To the extent permitted by applicable rules of the NASDAQ Stock Market, we intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the code of business conduct and ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website.
Compensation of Directors
      Each non-employee director is paid (1) an annual payment of $10,000, (2) $1,000 for attendance at each meeting of the board of directors and (3) $500 for each committee meeting attended. Directors who are employees of SS&C are not entitled to compensation for attendance at these meetings in their capacities as directors. The chairman of the audit committee is also paid an annual payment of $5,000, and the chairmen of the compensation and nominating committees are each paid an additional fee of $2,500 per year for service as the head of a committee. All of the directors are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. Non-employee directors are also awarded options under our 1996 Director Stock Option Plan.

1996 Director Stock Option Plan
      Under the terms of the 1996 Director Stock Option Plan, our directors who are not employees of SS&C or any subsidiary of SS&C are eligible to receive non-statutory options to purchase shares of our common stock. A total of 675,000 shares of our common stock have been authorized for issuance under the director plan. As of February 28, 2005, 360,000 shares of our common stock were subject to issuance upon the exercise of outstanding options granted under the director plan.
      Each eligible director receives options to purchase 5,000 shares of our common stock upon his or her initial election to the board of directors. In addition, options to purchase 5,000 shares of our common stock are granted to each eligible director on the date of each annual meeting of stockholders, provided that such director continues to serve as a director immediately after such annual meeting. All options granted under the director plan vest immediately on the date of grant, and the exercise price of options granted under the director plan equals the closing price of our common stock on the date of grant as reported on the NASDAQ National Market (or such other nationally recognized exchange or trading system if our common stock is no longer traded on the NASDAQ National Market).

      In the event an optionee under the director plan ceases to serve as a director of SS&C, each option may be exercised by the optionee at any time within 60 days after the date that the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his or her death or disability, then the optionee, or his or her administrator, executor or heirs (as determined by the laws of descent and distribution) may exercise the option for up to 180 days after the date that the optionee ceases to serve as a director. No option granted under the director plan will be exercisable after the expiration of ten years from the date of grant.
      Options to purchase 7,500 shares of our common stock at an exercise price of $21.69 per share were granted under the director plan to each of Messrs. Clark, Fisher, Lord, McDonnell, Schofield and Sullivan on May 20, 2004, the date of our 2004 annual meeting of stockholders. On March 11, 2005, our board of directors amended the director plan to reduce from 7,500 to 5,000 the number of shares issuable upon the exercise of initial and annual director option grants.
Compensation of Executive Officers

Summary Compensation
      The following table sets forth certain information concerning the annual and long-term compensation of our chief executive officer and our four other executive officers for the fiscal years ended December 31, 2002, 2003 and 2004. We refer to these executive officers as our “named executive officers.”
Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

William C. Stone	2004	$490,110	$700,000	—	$3,440	(1)
Chairman of the Board and	2003	400,000	600,000	300,000	3,748
Chief Executive Officer	2002	400,000	500,000	—	2,748
Normand A. Boulanger	2004	290,480	250,000	50,000	3,000	(2)
President and	2003	275,000	225,000	150,000	3,264
Chief Operating Officer	2002	275,000	150,000	—	2,264
Patrick J. Pedonti	2004	175,000	100,000	—	3,385	(3)
Senior Vice President and	2003	175,000	75,000	45,000	3,327
Chief Financial Officer	2002	160,417	45,000	37,500	2,300
Stephen V.R. Whitman	2004	165,000	75,000	—	3,000	(4)
Senior Vice President and	2003	165,000	50,000	37,500	3,218
General Counsel	2002	89,375	30,000	30,000	2,328
Kevin Milne(5)	2004	218,015	32,702	37,500	—
Senior Vice President — International

(1)	Consists of our contribution of $3,000 to Mr. Stone’s account under the SS&C 401(k) savings plan and our payment of $440 of long-term disability premiums for the benefit of Mr. Stone.

(2)	Consists of our contribution of $3,000 to Mr. Boulanger’s account under the SS&C 401(k) savings plan.

(3)	Consists of our contribution of $3,000 to Mr. Pedonti’s account under the SS&C 401(k) savings plan and our payment of $385 of long-term disability premiums for the benefit of Mr. Pedonti.

(4)	Consists of our contribution of $3,000 to Mr. Whitman’s account under the SS&C 401(k) savings plan.

(5)	Mr. Milne became an executive officer of SS&C in June 2004. The annual compensation for Mr. Milne is based on the pound-dollar exchange rate as of March 8, 2005.

Option Grants
      The following table sets forth certain information concerning grants of stock options made to each of our named executive officers during 2004. SS&C did not grant any stock appreciation rights during 2004.
Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates
	Number of	Percent of				of Stock Price
	Securities	Total Options				Appreciation for
	Underlying	Granted to	Exercise			Option Term($)(1)
	Options	Employees in	Price per
Name	Granted(#)	Fiscal Year(%)	Share($)		Expiration Date	5%	10%

Normand A. Boulanger	50,000	20.9%	$17.85	(2)	October 17, 2014	$561,288	$1,422,415
Kevin Milne	37,500	15.6	20.37	(3)	June 6, 2014	480,396	1,217,420

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2)	The option was granted at the closing price on the NASDAQ National Market on October 18, 2004, which was the date of grant, and vests as to 25% of the shares of common stock subject to the option on October 18, 2005, and the remaining 75% of the shares of common stock subject to the option in 36 equal monthly installments thereafter.

(3)	The option was granted at the closing price on the NASDAQ National Market on June 7, 2004, which was the date of grant, and vests as to 25% of the shares of common stock subject to the option on June 7, 2005, and the remaining 75% of the shares of common stock subject to the option in 36 equal monthly installments thereafter.

Aggregated Option Exercises and Fiscal Year-End Option Values
      The following table summarizes certain information regarding option exercises by our named executive officers during 2004 as well as the number and value of unexercised stock options held by our named executive officers as of December 31, 2004. No stock appreciation rights were exercised by our named executive officers during 2004, and no stock appreciation rights were outstanding as of December 31, 2004.
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-The-Money Options at
	Shares		Fiscal Year-End (#)	Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

William C. Stone	—	—	409,375 / 190,625	$6,460,981 / $2,486,069
Normand A. Boulanger	112,500	$1,647,905	170,686 / 156,810	2,657,126 / 1,637,810
Patrick J. Pedonti	15,000	224,741	61,874 / 43,124	750,199 / 567,334
Stephen V.R. Whitman	13,500	195,872	13,736 / 31,563	173,392 / 407,261
Kevin Milne	—	—	— / 37,500	— / 10,500

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise, as reported on the NASDAQ National Market.

(2)	Value based upon the last sales price per share of the common stock on December 31, 2004 ($20.65), as reported on the NASDAQ National Market, less the exercise price.

Employment Agreements
      In March 1996, SS&C and William C. Stone entered into an employment agreement providing for the employment of Mr. Stone as its president, chief executive officer and chairman of the board of directors. The agreement had an initial term of three years, which ended in March 1999. The agreement is automatically renewed for additional one-year terms until terminated either by Mr. Stone or us. Originally, the agreement provided for an annual base salary of $250,000 and annual incentive compensation in an amount to be determined by the board of directors or the compensation committee in their respective discretion. In May 1999, the compensation committee increased Mr. Stone’s base salary under the agreement to $400,000 per year, and, in February 2004, the compensation committee increased Mr. Stone’s base salary under the agreement to $500,000 per year. If SS&C refuses to renew Mr. Stone’s employment agreement at the conclusion of any one-year term, Mr. Stone will be entitled to receive an amount equal to his annual base salary at the time of non-renewal, payable without interest in twelve equal monthly installments. In the event of any disability that renders Mr. Stone unable to perform his duties under the agreement for six consecutive months, the agreement will terminate and Mr. Stone or his representative will be entitled to receive his base salary and incentive compensation prorated to the last day of the calendar month in which the termination occurs. The employment agreement will also terminate upon Mr. Stone’s death, whereupon Mr. Stone’s representative will be entitled to receive Mr. Stone’s base salary and incentive compensation prorated for six months following Mr. Stone’s death. The agreement contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with us during his employment with us, and (1) for a period of two years after his termination, if Mr. Stone’s employment is terminated for cause by us or voluntarily by Mr. Stone, or (2) for a period of one year if we refuse to renew Mr. Stone’s employment agreement pursuant to its terms.

      On March 11, 2005, the compensation committee approved the following 2005 salary arrangements for its executive officers:

		Base Compensation
Name	Title	(Annual Rate)($)

William C. Stone	Chairman of the Board and Chief Executive Officer	$500,000
Normand A. Boulanger	President and Chief Operating Officer	350,000
Patrick J. Pedonti	Senior Vice President and Chief Financial Officer	200,000
Stephen V.R. Whitman	Senior Vice President and General Counsel	190,000
Kevin Milne	Senior Vice President — International	383,178	*

*	The base compensation figure for Mr. Milne is based on the pound-dollar exchange rate as of March 8, 2005.
Certain Transactions
      During 2004 and the first quarter of 2005, RLI Insurance Company paid an aggregate of $133,825 to SS&C for maintenance of CAMRA and Finesse products. Michael J. Stone, President of RLI Insurance, is the brother of William C. Stone, our chairman of the board and chief executive officer.
      Please see “Compensation of Executive Officers — Employment Agreements” for a description of our employment arrangements.
Report of the Compensation Committee on Executive Compensation

Overview and Philosophy
      The compensation committee is responsible for establishing the compensation of, and the compensation policies with respect to, SS&C’s executive officers, including the chief executive officer, and administering SS&C’s stock option and equity plans. The compensation committee currently consists of Messrs. Clark, Lord and Schofield.
      The objectives of SS&C’s executive compensation program are to:

•	Attract and retain key executives critical to SS&C’s long-term success;

•	Align the interests of executive officers with the interests of stockholders and SS&C’s success; and

•	Recognize and reward individual performance and responsibility.

Executive Compensation Program
      General. SS&C’s executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available generally to SS&C employees. These benefit programs include medical benefits, the employee stock purchase plan and the 401(k) profit sharing plan and trust.
      For 2004, SS&C’s management recommended the executive compensation packages, subject to approval and oversight by the compensation committee.
      Base Compensation. William C. Stone is a party to an employment agreement with SS&C which is automatically renewed each year until terminated by either SS&C or Mr. Stone. For 2004, Mr. Stone’s employment agreement provided for an annual base salary of $500,000, subject to any increase as may be approved by the board of directors or the compensation committee and agreed to by Mr. Stone. The compensation committee generally assesses the level of Mr. Stone’s salary based on the highly competitive market for executives in the software industry, the comparable compensation received by other SS&C executives and the compensation committee’s qualitative judgment of Mr. Stone’s contributions to SS&C and SS&C’s performance. During 2004, Mr. Stone was instrumental in SS&C’s growth in revenues and SS&C’s increased profits.
      For 2004, compensation for the other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the compensation committee. In recommending and approving executive officer compensation levels for 2004, management and the compensation committee did not rely on any formal comparison with the compensation paid to executives by companies included in the NASDAQ’s Computer and Data Processing Index, due to differences in the size, management structure, location and performance of these companies. Base compensation for each executive officer was set within a particular range on a case-by-case basis in light of each individual’s contribution to SS&C as a whole, including his ability to motivate others, to develop the necessary skills to grow as SS&C matures, and to contribute to the success of the business.
      Short-Term Incentive Compensation. Under SS&C’s senior officer short-term incentive program, the compensation committee has discretionary authority to award cash bonuses to individual executive officers. The compensation committee believes the short-term incentive program provides significant incentive to SS&C’s executive officers because it enables the compensation committee to reward outstanding individual achievement. The total amount of funds available for bonuses to executive officers and other employees in the incentive program is tied to SS&C’s overall financial performance. In light of SS&C’s successful financial performance during 2004, the compensation committee elected to award significantly higher bonuses to SS&C’s executive officers, including SS&C’s chief executive officer, for services rendered during 2004. The specific elements of SS&C’s financial performance considered in setting Mr. Stone’s bonus at $700,000 included SS&C’s improvements in revenue and profits during each quarter of 2004, reductions in operating costs and expansion of SS&C’s client base.
      Long-Term Incentive Compensation. SS&C provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the common stock. Stock options are granted at an option exercise price that is determined by the compensation committee as of the date of grant. Historically, the option exercise price has been the fair market value of the common stock at the time the option is granted. Accordingly, these stock options will only have value if SS&C’s stock price increases above the fair market value of the common stock at the time the options were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the compensation committee evaluates a variety of factors, including (1) the job level of the executive and (2) past, current and prospective service to SS&C rendered, or to be rendered, by the executive. During 2004, SS&C granted options to purchase an aggregate of 87,500 shares of common stock to SS&C’s executive officers. Mr. Boulanger received an option to purchase 50,000 shares in conjunction with his promotion to President and Chief Operating Officer, and Mr. Milne received an option to purchase 37,500 shares of common stock when he commenced work as Senior Vice President-International. In 2004, SS&C did not grant any options to Mr. Stone in light of his significant equity ownership in the company.
      Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, SS&C structures and administers the long-term incentive compensation granted to executive officers under its 1998 Stock Incentive Plan in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of SS&C and its stockholders, after taking into consideration changing business conditions and the performance of its employees.
      Submitted by the Compensation Committee of the Board of Directors of SS&C Technologies, Inc.

David W. Clark, Jr.
Albert L. Lord
Jonathan M. Schofield (Chairman)

Compensation Committee Interlocks and Insider Participation
      During 2004, no executive officer of SS&C served as a director or member of the compensation committee or other committee serving an equivalent function of any other entity, one of whose executive officers served as a director or member of our compensation committee. The current members of the compensation committee are Messrs. Clark, Lord and Schofield.
Report of the Audit Committee of the Board of Directors
      The audit committee is composed of three independent directors as defined by its charter and the rules of the NASDAQ Stock Market. The audit committee operates under a written charter, which was first adopted by the board of directors in May 2000 and replaced by a written charter adopted by the board of directors in March 2004.
      Management is responsible for SS&C’s internal controls and the financial reporting process. The registered public accounting firm is responsible for performing an independent audit of SS&C’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
      In this context, the audit committee has met and held discussions with management and SS&C’s registered public accounting firm. Management represented to the audit committee that SS&C’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and SS&C’s registered public accounting firm.
      The audit committee has discussed with SS&C’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      SS&C’s registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires a registered public accounting firm annually to disclose in writing all relationships that in the firm’s professional opinion may reasonably be thought to bear on independence, confirm its independence and engage in discussion of independence. In addition, the audit committee discussed with the registered public accounting firm its independence from SS&C. The audit committee also considered whether the registered public accounting firm’s provision of certain other, non-audit related services to SS&C was compatible with maintaining such firm’s independence.
      Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004.
      Submitted by the Audit Committee of the Board of Directors of SS&C Technologies, Inc.

Joseph H. Fisher (Chairman)
Patrick J. McDonnell
James L. Sullivan

Independent Auditor’s Fees
      The following table summarizes the fees that PricewaterhouseCoopers LLP, our registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2004	2003

Audit Fees(1)	$703,889	$180,412
Audit-Related Fees(2)	293,746	84,612
Tax Fees(3)	265,876	108,550
All Other Fees	—	—

Total Fees	$1,263,511	$373,574

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Included within the 2004 audit fees is $166,800 for services in connection with our 2004 public offering.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning internal controls, financial accounting and reporting standards. None of the audit-related fees billed in 2003 or 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $89,428 of the total tax fees billed in 2004 and $63,100 of the total tax fees billed in 2003. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities. None of the tax fees billed in 2003 or 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures
      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by SS&C’s registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Comparative Stock Performance
      The graph below compares the cumulative total stockholder return on the common stock for the period from December 31, 1999 through December 31, 2004 with the cumulative total return over the same period on Standard and Poor’s S&P 500 Composite Index and NASDAQ’s Computer and Data Processing Index. The comparison assumes an investment of $100 on December 31, 1999 in the common stock and in each of the indices and, in each case, assumes reinvestment of all dividends.
STOCK PERFORMANCE CHART

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

SS&C Technologies, Inc.	$100.00	$66.84	$108.47	$163.88	$431.57	$479.98
S&P 500 Composite Index	100.00	91.20	80.62	62.64	80.62	89.47
Nasdaq Computer and Data Processing Index	100.00	45.88	33.56	25.48	33.56	36.97

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004.
Equity Compensation Plan Information

	(a)	(b)	(c)

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))(1)

Equity compensation plans approved by security holders:
1994 Stock Option Plan	111,401	$4.849	—
1996 Director Stock Option Plan	360,000	8.831	262,500
1998 Stock Incentive Plan	1,504,913	7.019	2,784,048
1996 Employee Stock Purchase Plan	—	—	347,629	(2)
Equity compensation plans not approved by security holders:
1999 Non-Officer Employee Stock Incentive Plan	403,148	$9.217	700,985
Warrant	90,000	4.667	—

Total	2,469,462	$7.458	4,095,162	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, 2,784,048 shares under the 1998 Stock Incentive Plan and 700,985 shares under the 1999 Non-Officer Employee Stock Incentive Plan may instead be issued in the form of restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

(2)	With respect to the 1996 Employee Stock Purchase Plan, this table includes 19,493 shares issued under the offering period that ended on March 31, 2005.
1999 Non-Officer Employee Stock Incentive Plan
      In October 1999, our board of directors adopted the 1999 Non-Officer Employee Stock Incentive Plan, pursuant to which nonstatutory stock options to purchase shares of common stock may be granted to employees, consultants and advisors of SS&C, other than executive officers.
      The board of directors administers the non-officer plan. Our board of directors is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the non-officer plan and to interpret the provisions of the non-officer plan. The board of directors may amend, suspend or terminate the non-officer plan at any time. The board of directors has delegated the authority to administer certain aspects of the non-officer plan to the compensation committee and to William C. Stone.
      The board of directors and the compensation committee have the authority to select the recipients of options under the non-officer plan and determine (1) the number of shares of common stock covered by such options, (2) the dates upon which such options become exercisable, which is typically one fourth on the first anniversary of the date of grant and one thirty-sixth at the end of each month thereafter until fully vested, (3) the exercise prices for such options, which may be less than, equal to or greater than the fair market value of the common stock on the date of grant, and (4) the expiration dates of such options.

Mr. Stone, as chief executive officer, has the authority to award options under the non-officer plan, subject to parameters set by the board and to the extent permitted by applicable law.
      The non-officer plan permits the following forms of payment of the exercise price of options: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) surrender to SS&C of shares of common stock, (3) delivery to SS&C of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.
      If any option granted under the non-officer plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such option will again be available for grant under the non-officer plan. No option may be granted under the non-officer plan on or after October 19, 2009, but awards previously granted may extend beyond the date.
Warrant
      On March 29, 2002, SS&C granted Conseco, Inc., one of its customers, a warrant to purchase 90,000 shares of common stock. The warrant is exercisable in whole or in part at an exercise price of $4.67 per share, provided that no individual exercise is for fewer than 7,500 shares. The warrant expires on March 29, 2007.
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee has not yet selected a registered public accounting firm for the year ending December 31, 2005 and is in the process of evaluating firms, including PricewaterhouseCoopers LLP, our registered public accounting firm for 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to respond to appropriate questions and to make statements if they so desire. If the audit committee has selected a registered public accounting firm for 2005 by the date of the annual meeting, representatives of such firm will be invited to attend the annual meeting, respond to appropriate questions and make statements if they so desire.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Any proposal that a stockholder of ours wishes to be considered for inclusion in our proxy statement and proxy for the 2006 annual meeting of stockholders must be submitted to our secretary at our offices, 80 Lamberton Road, Windsor, Connecticut 06095, no later than December 30, 2005.
      If a stockholder of SS&C wishes to present a proposal before the 2006 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to the secretary of SS&C at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2006 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2006 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the proxies designated by the board of directors will have discretionary authority to vote on any such proposal.
OTHER MATTERS
      The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
      THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

William C. Stone, Chairman of the Board
April 26, 2005

Appendix A

SS&C TECHNOLOGIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

          The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, Patrick J. Pedonti and Stephen V.R. Whitman, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C Technologies, Inc. (the “Company”) to be held on Thursday, May 26, 2005, at 9:00 a.m., at the Company’s headquarters at 80 Lamberton Road, Windsor, Connecticut 06095, and any adjournments thereof, and there to vote and act upon the following matter proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

          In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXY HOLDERS SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS
SS&C TECHNOLOGIES, INC.

MAY 26, 2005

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	To elect the nominees listed at right for Class III Director to serve for the ensuing three years (except as marked below):	Nominees:	☐ William C. Stone
☐ William C. (Curt) Hunter

☐	FOR BOTH NOMINEES

☐	WITHHOLD AUTHORITY FOR BOTH NOMINEES

☐	FOR BOTH EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for an individual nominee, mark “FOR BOTH EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: ☑

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.